EXHIBIT 4.2



                              E*TRADE Group, Inc.

           $375,000,000 6.75% Convertible Subordinated Notes Due 2008

     Officers' Certificate Pursuant to Sections 2.01 and 2.03 of Indenture

     The undersigned officers of E*TRADE Group, Inc., a Delaware corporation (the "Issuer"), pursuant to authority granted such officers pursuant to resolutions duly adopted by the Board of Directors of the Issuer on May 18, 2001 and May 22, 2001 and resolutions duly adopted at a meeting of the Pricing Committee of the Board of Directors of the Issuer on May 22, 2001 (collectively, the "Resolutions"), hereby establish a series of Securities under that certain Indenture, dated as of May 29, 2001 (the "Indenture"), between the Issuer and The Bank of New York, as trustee ("Trustee"), which Securities are designated "6.75% Convertible Subordinated Notes due 2008" (the "Notes"), and hereby certify, pursuant to Sections 2.01 and 2.03 of the Indenture, as follows:

     1. Form of Note. Attached hereto as Exhibit A is a true and correct copy of a specimen Note (the "Form of Note") representing the Notes.

     2. Terms of the Notes. The terms of the Notes are as follows:

          (a) The title of the Notes to be issued as a series of Securities (as defined in the Indenture) under the Indenture shall be the "6.75% Convertible Subordinated Notes due 2008";

          (b) The first $375, 000,000 of the Notes shall be issued at a price equal to 100% of the aggregate principal amount thereof;

          (c) The principal of the Notes shall be payable on May 15, 2008;

          (d) The Notes shall bear interest at a rate equal to 6.75% per annum; interest on the Notes shall accrue from May 29, 2001 or from the most recent interest payment date to which interest has been paid or provided for, as the case may be; interest on the Notes shall be payable semi-annually in arrears in cash on May 15 and November 15 of each year until maturity commencing on November 15, 2001; and interest on the Notes shall be payable to holders of record on the May 1 or November 1 immediately preceding the applicable interest payment date;



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          (e) The place or places where the principal of and any interest in the Notes shall be payable shall be as set forth in the Notes, the form of which is attached hereto as Exhibit A;

          (f) The Notes shall be subject to redemption, in whole or in part, at the option of the Issuer at any time on or after May 20, 2004, at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest thereon to, but excluding, the redemption date:

Period                                                          Redemption Price
------                                                          ----------------
Beginning on May 20, 2004 and ending on May 14, 2005........       103.3750%
Beginning on May 15, 2005 and ending on May 14, 2006........       102.5313%
Beginning on May 15, 2006 and ending on May 14, 2007........       101.6875%
Beginning on May 15, 2007 and ending on May 14, 2008........       100.8438%


The Issuer may not so redeem Notes if the Issuer has failed to pay any interest on the Notes when due and such failure to pay is continuing. If the redemption date is an interest payment date, interest shall be paid to the record holder on the relevant record date.

          (g) Except as set forth in Section 11.07, the Issuer shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or at the option of any holder thereof prior to maturity;

          (h) The Notes shall be convertible into shares of Common Stock, par value $.001 per share, of the Issuer at any time prior to maturity at an initial conversion price of $10.925 per share of Common Stock, subject to adjustment as described below;

          (i) The Notes shall be issued in denominations of $1,000 and any integral multiple thereof;

          (j) 100% of the principal amount thereof shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section
     4.01 of the Indenture;

          (k) In addition to the definitions and provisions set forth in the Indenture, the Notes shall include the definitions and provisions set forth in Sections 3, 4, 5, 6, 7 and 8 of this Officers' Certificate and, in the case of conflict, the definitions and provisions set forth in this Officers' Certificate shall control;

          (l) The Trustee for the Notes shall be The Bank of New York;


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          (m) The Notes shall be issued initially in the form of a Global Note in definitive, fully registered form without interest coupons in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its principal corporate trust office in New York City, as custodian for the Depositary (the Trustee or any successor custodian for the Depositary, the "Custodian"), and registered in the name of the Depositary or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee where so provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee in accordance with the Depositary's procedures and as provided in Section 2.13 of the Indenture. Except as provided in Section 2.13 of the Indenture, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

          (n) The Notes shall not be secured by any collateral;

          (o) The Notes shall not be guaranteed by any person; and

          (p) The Notes shall be general unsecured obligations of the Issuer and shall, to the extent provided in Article 12 of the Indenture, be subordinated in right of payment to the prior payment in full of the Issuer's Senior Indebtedness.

     3. Global Notes. In addition to the provisions set forth in Article 2 of the Indenture, the Indenture, with respect to the Notes only, shall include the following additional provisions:

     SECTION 2.13. Global Notes. (a) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that, upon initial issuance are beneficially owned by QIBs or as a result of a sale or transfer after initial issuance are beneficially owned by QIBs, will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the "Global Note"), except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of any such Global Note as set forth on the face of the Note ("Principal Amount") to reflect any such transfers. Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.


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     (b) So long as the Notes are eligible for book-entry settlement with the
Depositary, or unless otherwise required by law, upon any transfer of a definitive Note to a QIB in accordance with Rule 144A, and upon receipt of the definitive Note or Notes being so transferred, together with a certification, substantially in the form on the reverse of the Note, from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, and the Trustee shall cancel such definitive Note or Notes in accordance with the standing instructions and procedures of the Depositary, the aggregate Principal Amount of the Notes represented by such Global Note to be increased accordingly; provided, however, that no definitive Note, or portion thereof, in respect of which the Issuer or an Affiliate of the Issuer held any beneficial interest shall be included in such Global Note until such definitive Note is freely tradable in accordance with Rule 144(k) under the Securities Act, provided further that the Trustee shall issue Notes in definitive form upon any transfer of a beneficial interest in the Global Note to the Issuer or any Affiliate of the Issuer.

     Any Note in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, by the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the Portal Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

     (c) Every Note that bears or is required under this Section 2.13(c) to bear the legend set forth in this Section 2.13(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.13(d), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.13(c) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Noteholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.13(c) and 2.13(d), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.

     Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate


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evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.13(d), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

          This security has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except as set forth below. By its acquisition hereof, the holder (1) represents that (a) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or
     (b) it is not a U.S. person and is acquiring this security in an offshore transaction in compliance with Rule 904 under the Securities Act, (2) agrees that it will not within two years after the original issuance of this security resell or otherwise transfer this security except (a) to the Issuer or any subsidiary thereof, (b) inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) pursuant to an effective registration statement under the Securities Act or (f) pursuant to another available exemption from the registration requirements of the Securities Act and (3) agrees that it will give to each person to whom this security is transferred a notice substantially to the effect of this legend in connection with any transfer of this security within two years after the original issuance of this security. As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the meaning given to them by Regulation S under the Securities Act. The indenture contains a provision requiring the trustee to refuse to register any transfer of this security in violation of the foregoing restrictions.

     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.13, be exchanged for


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a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.13(c).

     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.13(c)), a Note in global form may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any nominee of the Depositary to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

     If at any time the Depositary for a Note in global form notifies the Issuer that it is unwilling or unable to continue as Depositary for such Note, the Issuer may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice, the Issuer will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Notes in certificated form, in aggregate principal amount equal to the principal amount of such Note in global form, in exchange for such Note in global form.

     If a Note in certificated form is issued in exchange for any portion of a
Note in global form after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such certificated Note, but will be payable on such interest payment date, subject to the provisions of Section 2.07, only to the Person to whom interest in respect of such portion of such Note in global form is payable in accordance with the provisions of this Indenture.

     Notes in certificated form issued in exchange for all or a part of a Note in global form pursuant to this Section 2.13 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the Persons in whose names such Notes in certificated form are so registered.


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     At such time as all interests in a Note in global form have been redeemed, converted, canceled, exchanged for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form thereof, such Note in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Note in global form is exchanged for Notes in certificated form, redeemed, converted, repurchased or canceled, or transferred to a transferee who receives Notes in certificated form therefor or any Note in certificated form is exchanged or transferred for part of a Note in global form, the principal amount of such Note in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Note in global form, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

     (d) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Issuer in writing with written notice thereof to the transfer agent:

          This security has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except as set forth below. By its acquisition hereof, the holder (1) represents that (a) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or
     (b) it is not a U.S. person and is acquiring this security in an offshore transaction in compliance with Rule 904 under the Securities Act, (2) agrees that it will not within two years after the original issuance of the security from which this security was converted resell or otherwise transfer this security except (a) to the Issuer or any subsidiary thereof,
     (b) inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if


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     available), (e) pursuant to an effective registration statement under the
     Securities Act or (f) pursuant to another available exemption from the registration requirements of the Securities Act and (3) agrees that it will give to each person to whom this security is transferred a notice substantially to the effect of this legend in connection with any transfer of this security within two years after the original issuance of the security from which this security was converted. As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the meaning given to them by Regulation S under the Securities Act. The indenture contains a provision requiring the trustee to refuse to register any transfer of this security in violation of the foregoing restrictions.

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.13(d).

     (e) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

     4. Additional Reports. In addition to the covenants set forth in Article 3 of the Indenture, the Indenture, with respect to the Notes only, shall include the following provision:

     SECTION 3.09. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Issuer covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial owner of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such Holder or beneficial owner, the information required pursuant to Rule 144A(d)(4) under


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the Securities Act upon the request of any Holder or beneficial owner of the
Notes or such Common Stock and it will take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial owner to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial owner of the Notes or such Common Stock, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

     5. Additional Redemption Provisions. In addition to the redemption provisions set forth in Article 11 of the Indenture, the Indenture, with respect to the Notes only, shall include the following additional provisions:

     SECTION 11.06. Conversion Arrangement on Call for Redemption.

     In connection with any redemption of Notes, the Issuer may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in Article 13 or this
Article 11, the obligation of the Issuer to pay the redemption price of such Notes, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 13) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Issuer, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Issuer for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

     SECTION 11.07. Repurchase Upon a Repurchase Event.


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     (a) If there shall occur a Repurchase Event at any time prior to maturity of the Notes, then each Holder shall have the right, at such Holder's option, to require the Issuer to repurchase all of such Holder's Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the "Repurchase Date") that is no earlier than thirty (30) days and no later than forty-five (45) days after the date of the Issuer Notice (as defined below) of such Repurchase Event (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the Repurchase Date (or, at the option of the Issuer, by delivery of Common Stock in accordance with the provisions of Section 11.07(b)); provided that if such Repurchase Date is May 15 or November 15, then the interest payable on such date shall be paid to the Holders of record of the Notes on the next preceding May 1 or November 1, respectively. Upon presentation of any Notes redeemed in part only, the Issuer shall execute and, upon the Issuer's written direction to the Trustee, the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, new Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

     Unless the Issuer shall have theretofore called for redemption all of the outstanding Notes, on or before the tenth (10th) day after the occurrence of a Repurchase Event, the Issuer, or, at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed to all Holders of record on the date of the Repurchase Event a notice (the "Issuer Notice") of the occurrence of such Repurchase Event and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in Sections 11.02 and 11.03 hereof (without regard for the time limits set forth therein). If the Issuer shall give such notice, the Issuer shall also deliver a copy of the Issuer Notice to the Trustee at such time as it is mailed to Holders. Each Issuer Notice shall contain the following information:

     (1) the Repurchase Date,

     (2) that the Holder must exercise the repurchase right on or prior to the close of business on the Repurchase Date (the "Repurchase Event Expiration Time"),

     (3) the repurchase price and whether the repurchase price shall be payable in cash or Common Stock and, if payable in Common Stock, the method of calculating the amount of the Common Stock to be delivered upon the repurchase as provided in Section 11.07(b),


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     (4) a description of the procedure which a Holder must follow to exercise a repurchase right, and

     (5) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where Notes may be surrendered for conversion.

     No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders' repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.07.

     For certificated Notes to be so repaid at the option of the Holder, the Issuer must receive at the office or agency of the Issuer maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Notes with the form entitled "Option to Elect Repayment Upon A Repurchase Event" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the Repurchase Event Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repayment shall be determined by the Issuer, whose determination shall be final and binding absent manifest error.

     For Global Notes to be so repaid at the option of the Holder, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Issuer or the Trustee or conversion agent, and pay the funds, if any, required by this Section 11.07.

     On or prior to the Repurchase Date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust) an amount of money sufficient to repay on the Repurchase Date all the Notes to be repaid on such date at the repurchase price, together with accrued interest to (but excluding) the Repurchase Date; provided that if such payment is made on the Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date; provided further that if the repurchase price is to be paid in shares of Common Stock, such shares of Common Stock are to be paid as promptly after the Repurchase Date as practicable. Payment for Notes surrendered for repurchase (and not withdrawn) prior to the Repurchase Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the Repurchase Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear on the registry books of the Issuer; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to


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the Trustee and paying agent (if different from Trustee) at least two days prior to the Repurchase Date.

     The Issuer will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Notes in the event of a Repurchase Event.

     Any issuance of shares of Common Stock in respect of the repurchase price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that in case of any surrender for repurchase on a date when the stock transfer books of the Issuer shall be closed, the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Note declared prior to the Repurchase Date.

     No fractions of shares shall be issued upon repurchase of Notes. If more than one Note shall be repurchased from the same Holder and the repurchase price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Note or Notes, the Issuer will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price (as defined in Section 13.05(h)) of the Common Stock on the Trading Day (as defined in Section 13.05(h)) immediately preceding the Repurchase Date.

     Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder of Notes being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Issuer shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Issuer the amount of any such tax or duty or has established, to the satisfaction of the Issuer, that such tax or duty has been paid.

     (b) The Issuer may elect to pay the repurchase price by delivery of shares of Common Stock pursuant to Section 11.07 if and only if the following conditions shall have been satisfied:

     (i) The shares of Common Stock deliverable in payment of the repurchase price shall have a fair market value as of the Repurchase Date of not less than the repurchase price. For purposes of this Section 11.07, the fair market value of shares of Common Stock shall be equal to 95% of the average of the Closing Prices (as defined in Section 13.5(h)) of the Common Stock for the five consecutive Trading Days (as defined in Section 13.5(h)) immediately preceding and including the third Trading Day (as defined in Section 13.5(h)) prior to the Repurchase Date;

     (ii) The repurchase price shall be paid only in cash in the event any shares of Common Stock to be issued upon repurchase of Notes hereunder (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act and if such registration is not completed or does not become effective prior to the Repurchase Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued and delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

     (iii) Payment of the repurchase price may not be made in Common Stock unless such stock is, or shall have been, or approved for quotation on the Nasdaq National Market or listed on a national securities exchange, in either case, prior to the Repurchase Date; and

     (iv) All shares of Common Stock which may be issued upon repurchase of the Notes will be issued out of the Issuer's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 11.07 are not satisfied in accordance with the terms thereof, the repurchase price shall be paid by the Issuer only in cash.

     6. Conversion Provisions. The Indenture, with respect to the Notes only, shall contain the following provisions regarding conversion:

                                   ARTICLE 13
                              CONVERSION OF NOTES

     SECTION 13.01. Right to Convert.

     Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at its option, at any time following the original issuance of the Notes hereunder through the close of business on the final maturity date of the Notes (except that, with respect to any Notes or portion thereof which shall be called for redemption, such right shall terminate, except as provided in Section 13.02 or Section 11.06, at the close of business on the Business Day next preceding the date fixed for redemption of such Notes or portion thereof unless the Issuer shall default in payment due upon redemption thereof) to convert the principal amount of any such Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock obtained by dividing the principal amount of the Notes or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Notes so to be converted in whole or in part, together with any required funds, in the manner provided in Section 13.02. A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 13. A Note with respect to which a Holder has delivered a notice in accordance with
Section 11.07 regarding such Holder's election to require the Issuer to repurchase such Holder's Notes following the occurrence of a Repurchase Event may be converted in accordance with this Article 13 only if such Holder withdraws such notice by delivering a written notice of withdrawal to the Issuer prior to the close of business on last Business Day prior to the day fixed for repurchase.

     SECTION 13.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.

     In order to exercise the conversion privilege with respect to any Notes in certificated form, the Holder of any such Notes to be converted in whole or in part shall surrender such Notes, duly endorsed, at an office or agency maintained by the Issuer as set forth in the Notes, accompanied by the funds, if any, required by the penultimate paragraph of this Section 13.02, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Issuer) to the office or agency that the Holder elects to convert such Notes or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 13.07. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or his duly authorized attorney.

     In order to exercise the conversion privilege with respect to any interest in Notes in global form, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Issuer or the Trustee or conversion agent, and pay the funds, if any, required by this Section 13.02 and any transfer taxes if required pursuant to Section 13.07.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above (but in no event later than three (3) Business Days after satisfaction of such requirements for conversion), subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Notes (or portion thereof) so converted), the Issuer shall issue and shall deliver to such Holder at the office or agency maintained by the Issuer for such purpose as set forth in the Notes, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Notes or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in
Section 13.03. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to him, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

     Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in this Section 13.02 have been satisfied as to such Notes (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Issuer shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Notes shall be surrendered.

     All Notes or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day next preceding the following interest payment date shall (unless such Notes or portion thereof being converted shall have been called for redemption on a redemption date which occurs during the period from the close of business on such record date to the close of business on the Business Day next preceding the following interest payment date) be accompanied by payment, in funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. Except as provided above in this Section 13.02, no payment or other adjustment shall be made for interest accrued on any Notes converted or for dividends on any shares issued upon the conversion of such Notes as provided in this Article.

     Upon the conversion of an interest in Notes in global form, the Trustee (or other conversion agent appointed by the Issuer), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Issuer), shall make a notation on such Notes in global form as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.

     SECTION 13.03. Cash Payments in Lieu of Fractional Shares.

     No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Issuer shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Notes. The current market price of a share of Common Stock shall be the Closing Price (as defined in Section 13.05(h)) of the Common Stock on the Trading Day (as defined in Section 13.05(h)) immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

     SECTION 13.04. Conversion Price.

     The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article 13.

     SECTION 13.05. Adjustment of Conversion Price.

     The Conversion Price shall be adjusted from time to time by the Issuer as follows:

          (a) In case the Issuer shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 13.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Issuer shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities), and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase or into which convertible securities so offered are convertible. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered, after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued). In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights or warrants or to be received upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Issuer shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Issuer (other than any dividends or distributions to which Section 13.05(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 13.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 13.05(a)) (any of the foregoing hereinafter in this

     Section 13.05(d) called the "Distributed Securities"), then, in each such case (unless the Issuer elects to reserve such Distributed Securities for distribution to the Holders upon the conversion of the Notes so that any such converting Holder will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distributed Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 13.05(h)(4)) for such distribution of the Distributed Securities), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive, and described in a resolution of the Board if Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted all Notes on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
     Section 13.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

     In the event that the Issuer implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of Section 13.05(b) or this Section 13.05(d).

     Rights or warrants distributed by the Issuer to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Issuer's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.05 (and no adjustment to the Conversion Price under this Section 13.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 13.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 13.05 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this Section 13.05(d) and Sections 13.05(a) and (b), any dividend or distribution to which this Section 13.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 13.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 13.05(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 13.05(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 13.05(a).

          (e) In case the Issuer shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 13.06 applies or as part of a distribution referred to in Section 13.05(d)), in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 13.05(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Issuer or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 13.05(f) has been made, exceeds 10% of the product of the Current Market Price on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such

     Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Issuer makes the election permitted by Section 13.05(n) and as to which the Issuer has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 13.05(e)).

          (f) In case a tender offer made by the Issuer or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Issuer or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this
     Section 13.05(f) has been made and (2) the aggregate amount of any distributions to all holders of the Issuer's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 13.05(e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Issuer is obligated to purchase shares pursuant to any such tender offer, but the Issuer is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 13.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
     Section 13.05(f). Any cash distribution to all holders of Common Stock as to which the Issuer has made the election permitted by Section 13.05(n) and as to which the Issuer has complied with the requirements of such Section shall be treated as not having been made for all purposes of this
     Section 13.05(f).

          (g) In case of a tender or exchange offer made by a person other than the Issuer or any of its subsidiaries for an amount which increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Offer Expiration Time by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this
     Section 13.05(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Issuer to engage in any transaction described in
     Article 8.

          (h) For purposes of this Section 13.05, the following terms shall have the meaning indicated:

               (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors whose determination shall be conclusive.

               (2) "Current Market Price" shall, for the purposes of any computation under subsections (b), (d), (e), (f) and (g) above relating to the current market price per share of Common Stock at a specified date, mean the average of the Closing Prices for the ten
          (10) consecutive Trading Days (as defined below) preceding the day before the record date (or, if earlier, the ex-dividend date) with respect to any distribution, issuance or other event requiring such computation.

               (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

               (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

               (5) "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (i) The Issuer may make such reductions in the Conversion Price, in addition to those required by Sections 13.05 (a), (b), (c), (d), (e), (f) or (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Issuer from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Issuer, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Issuer shall mail to holders of record of the Notes a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

          (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 13.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 13 shall be made by the Issuer and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to an Issuer plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Issuer), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

          (k) Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Notes at his last address appearing on the list of Securityholders provided for in
     Section 3.06 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (l) In any case in which this Section 13.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Issuer may defer until the occurrence of such event (i) issuing to the holder of any Notes converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 13.03.

          (m) For purposes of this Section 13.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Issuer will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer.

          (n) In lieu of making any adjustment to the Conversion Price pursuant to Section 13.05(e) or 13.05(f), the Issuer may elect to reserve an amount of cash for distribution to the Holders of the Notes upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock and other items to which such Holder is entitled, the full amount of cash which such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution of cash, converted its Notes into Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 13.05(n). The Issuer may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount the Holders of the Notes would have received if such Holders had, immediately prior to the Record Date for such distribution, converted all of the Notes into Common Stock. Any such funds so deposited by the Issuer with the Trustee shall be invested by the Trustee in marketable obligations issued or fully guaranteed by the United States government with a maturity not more than three (3) months from the date of issuance. Upon conversion of Notes by a Holder, the Holder will be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such Holder would have received if such Holder had, immediately prior to the Record Date for such distribution, converted its Note into Common Stock, along with such Holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 13.05(n), the Issuer shall give or shall cause to be given notice to all Noteholders of such election, which notice shall state the amount of cash per $1,000 principal amount of Notes such Holders shall be entitled to receive (excluding interest) upon conversion of the Notes as a consequence of the Issuer having made such election.

     SECTION 13.06. Effect of Reclassification, Consolidation, Merger or Sale.

     If any of the following events occur, namely (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 13.05(c), (ii) any consolidation or merger or combination to which the Issuer is a party other than a merger in which the Issuer is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Issuer to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Issuer or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act of 1939 as in force at the date of execution of such supplemental indenture) providing that such Notes shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purposes of this Section 13.06, the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 13.06 applies to any event or occurrence, Section
13.05 shall not apply.

     SECTION 13.07. Taxes on Shares Issued.

     The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     SECTION 13.08. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

     The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Issuer will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

     The Issuer covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges with respect to the issue thereof.

     The Issuer covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Issuer will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     The Issuer further covenants that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Issuer will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided, however, that if rules of such exchange or automated quotation system permit the Issuer to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Issuer covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

     SECTION 13.09. Responsibility of Trustee.

     The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 5.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     SECTION 13.10. Notice to Holders Prior to Certain Actions.

     In case:

          (a) the Issuer shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 13.05; or

          (b) the Issuer shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification or reorganization of the Common Stock of the Issuer (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the Issuer or any of its Significant Subsidiaries; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer or any of its Significant Subsidiaries;

the Issuer shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at his address appearing on the list of Securityholders provided for in Section 3.06 of this Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     7. Additional Provisions. In addition to the provisions set forth in
Article 9 of the Indenture, the Indenture, with respect to the Notes only, shall include the following additional provisions:

     SECTION 9.06. Legal Defeasance of Notes. The Issuer shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to the outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Issuer, shall, upon written request by the Issuer, execute proper instruments acknowledging the same), except as to:

     (a) the rights of Holders of Notes to receive, from the trust funds described in subparagraph (d) hereof, payment of the principal of and each installment of principal of and interest on the outstanding Notes on the maturity of such principal or installment of principal or interest;

     (b) the provisions of Sections 2.08, 2.09, 2.11, 3.02, 9.02, 9.03 and this 9.06; and

     (c) the rights, powers, trust and immunities of the Trustee hereunder;

     provided that, the following conditions shall have been satisfied:

     (d) the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Notes, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on all the Notes on the dates such installments of interest or principal are due at maturity or, if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer's name and at the Issuer's expense, on the applicable redemption date;

     (e) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

     (f) no Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

     (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable U. S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, and legal defeasance had not occurred;

     (h) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the

Holders of the Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer;

     (i) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of holders of Senior Indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (j) the legal defeasance must not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, assuming all Notes were in default within the meaning of the Trust Indenture Act of 1939;

     (k) such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

     (l) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

     SECTION 9.07. Covenant Defeasance.

     On and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Issuer may omit to comply with any term, provision or condition set forth under Sections 3.09 and 11.07 (and the failure to comply with any such covenants shall not constitute an Event of Default under Section 4.01) and the occurrence of any event described in clause (e) or (f) of Section
4.01 shall not constitute an Event of Default hereunder, with respect to the Notes, provided that the following conditions shall have been satisfied:

     (a) With reference to this Section 9.07, the Issuer has deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Notes, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on all the Notes on the dates such installments of interest or principal are due at maturity or, if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer's name and at the Issuer's expense, on the applicable redemption date;

     (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

     (c) no Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

     (d) the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

     (e) the Issuer shall have delivered to the Trustee an Officers' Certificate stating the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer;

     (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of holders of Senior Indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the defeasance must not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, assuming all Notes were in default within the meaning of the Trust Indenture Act of 1939;

     (k) such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

     (h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section have been complied with.

     8. Additional Definitions. In addition to the definitions set forth in
Article 1 of the Indenture or, where applicable, in lieu thereof, the Indenture, with respect to the Notes only, shall include the following definitions:

     "Change in Control" shall be deemed to have occurred when (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rules 13-d3 and 13-d5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Issuer (the "Voting Stock"); (ii) approval by stockholders of the Issuer of any plan or proposal for the liquidation, dissolution or winding up of the Issuer; (iii) the Issuer (A) consolidates with or merges into any other Person or any other Person merges into the Issuer, and in the case of any such transaction, the outstanding Common Stock of the Issuer is changed or exchanged into other assets or securities as a result, unless the stockholders of the Issuer immediately before such transaction own, directly or indirectly immediately following such transaction, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (B) conveys, transfers or leases all or substantially all of its assets to any Person; or
(iv) any time Continuing Directors do not constitute a majority of the Board of Directors of the Issuer (or, if applicable, a successor Person to the Issuer); provided that a Change in Control shall not be deemed to have occurred if either (x) the Closing Price (as defined in Section 13.05(h)(1) hereof) of the Common Stock for any five (5) Trading Days during the ten (10) Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on the date on which the Change in Control occurs or
(y) in the case of a merger or consolidation otherwise constituting a Change in Control, all of the consideration (excluding cash payments for fractional shares) in such merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

     "Common Stock" means any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer. Subject to the provisions of Section 13.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Issuer at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which are not subject to redemption by the Issuer; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Continuing Director" means, at any date, a member of the Issuer's board of directors (i) who was a member of such board on March 31, 2001 or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Issuer's board of directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed. (Under this definition, if the board of directors of the Issuer as of the date of this Indenture were to approve a new director or directors and then resign, no Change in Control would occur even though the current board of directors would thereafter cease to be in office)

     "Depositary" means, with respect to the Notes issued in global form, the Person specified in Section 2.13(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, "Depositary" shall mean or include such successor.

     "Global Note" has the meaning set forth in Section 2.13(a).

     "interest" means, with respect to any Note, interest and Liquidated Damages (as defined in any registration rights agreement between the Issuer and the initial purchaser of such Notes), if any, on such Note.

     "Portal Market" means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Repurchase Event" means a Change in Control or a Termination of Trading.

     "Restricted Securities" has the meaning specified in Section 2.13(c).

     "Rule 144A" means Rule 144A as promulgated under the Securities Act.

     "Termination of Trading" shall have occurred if the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq Stock Market or another established automated over-the-counter trading market in the United States.

     "U.S. Government Obligations" means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of
(i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

     9. Board Resolutions. Attached hereto as Exhibit B are true and correct copies of the Resolutions. The Resolutions have not been amended, modified or rescinded and remain in full force and effect, and the Resolutions are the only resolutions adopted by the Issuer's board of directors or any committee thereof relating to the Notes and the transactions related thereto.

     Each of the undersigned officers further states that he has read the provisions of the Indenture setting forth the conditions precedent to the issuance, authentication and delivery of the Notes and the definitions relating thereto, the Resolutions authorizing the issuance of the Notes and the Form of Notes; that the statements made in this Certificate are based upon the examination of the provisions of such Indenture, the Resolutions and the Form of Notes; that he has, in his opinion, made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions precedent for the issuance, authentication and delivery of the Notes have been complied with; and that, in his opinion, such conditions have been complied with.

                            [Signature page follows]

     IN WITNESS WHEREOF, said officers have signed this certificate this ___ day of May, 2001.



--------------------------------------    --------------------------------------
Name:                                     Name:
Title:                                    Title:

                                                        EXHIBIT A - FORM OF NOTE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR, IF THIS SECURITY IS COMMON STOCK, OF THE SECURITY CONVERTED INTO COMMON STOCK) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE

OF THIS SECURITY (OR, IF THIS SECURITY IS COMMON STOCK, OF THE SECURITY CONVERTED INTO COMMON STOCK). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                              E*TRADE GROUP, INC.

                 6.75% Convertible Subordinated Notes Due 2008

No. 1                         CUSIP NO. 269246AC8              U.S. $325,000,000

     E*TRADE Group, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Issuer", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Twenty-Five Million United States Dollars ($325,000,000) on May 15, 2008 and to pay interest on said principal sum semi-annually on May 15 and November 15 of each year, commencing November 15, 2001 at the rate per annum specified in the title of this Note, accrued from the May 15 or November 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date of this Note is a date to which interest has been paid or duly provided for, in which case interest shall accrue from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case interest shall accrue from May 29, 2001 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 1 or November 1 as the case may be, and before the following May 15 or November 15, this Note shall bear interest from such May 15 or November 15, respectively; provided, however, that if the Issuer shall default in the payment of interest due on such May 15 or November 15, then this Note shall bear interest from the next preceding May 15 or November 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from May 29, 2001. Except as otherwise provided in the Indenture, the interest payable on this Note pursuant to the Indenture on any May 15 or November 15 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the May 1 or November 1 (whether or not a Business Day) next preceding such May 15 or November 15, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note shall be made by check mailed to the address of the Holder of this Note specified in the register of Notes, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided further, however, that, with respect to any holder of Notes with an aggregate principal amount in excess of $2,000,000, at the request of such holder in writing to the Issuer, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from the Trustee) at least two days prior to the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and paying agent (if different from Trustee) at least two days prior to the applicable record date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on this Note to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Issuer on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.


                                            E*TRADE GROUP, INC.


                                            By:
                                               ---------------------------------
                                               Authorized Signatory


Attest:


By:
   -------------------------------
   Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


                                            THE BANK OF NEW YORK, as Trustee


                                            By:
                                               ---------------------------------
                                               Authorized Signatory

                             (REVERSE OF SECURITY)

                 6.75% Convertible Subordinated Notes Due 2008

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below.

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 6.75% Convertible Subordinated Notes due 2008 (herein called the "Notes"), all issued or to be issued under and pursuant to an Indenture dated as of May 29, 2001 (herein called the "Indenture"), between the Issuer and The Bank of New York, (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Issuer and the Trustee in certain limited circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) change the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into any other security or modify the provisions with respect to the subordination of the Notes, or alter or waive any provision regarding redemption thereof, or impair or affect the right of any Noteholder to institute suit for the payment thereof, in any case, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due or
(ii) a default in respect of a covenant or provisions of the Indenture which under Article 7 cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Issuer, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes will not be redeemable at the option of the Issuer prior to May 20, 2004. On or after such date and prior to maturity the Notes may be redeemed at the option of the Issuer as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest, if any, to, but excluding, the date fixed for redemption:

Period                                                          Redemption Price
------                                                          ----------------
Beginning on May 20, 2004 and ending on May 14, 2005...........     103.3750%
Beginning on May 15, 2005 and ending on May 14, 2006...........     102.5313%
Beginning on May 15, 2006 and ending on May 14, 2007...........     101.6875%
Beginning on May 15, 2007 and ending on May 14, 2008...........     100.8438%

     The Notes are not subject to redemption through the operation of any sinking fund.

     Upon the occurrence of a Repurchase Event, the Noteholder has the right, at such holder's option, to require the Issuer to repurchase all or any portion of such holder's Notes on the date (the "Repurchase Date") that is no earlier than thirty (30) days and no later than forty-five (45) days (or, if such day is not a Business Day, the next succeeding Business Day) after notice of such Repurchase Event at a price equal to 100% of the principal amount of the Notes such holder elects to require the Issuer to repurchase, together in each case with accrued interest to the date fixed for repurchase; provided that if such repurchase date is May15 or November 15, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding May 1 or November 1, respectively. The Issuer or, at the written request of the Issuer, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Repurchase Event and of the repurchase right arising as a result thereof on or before the thirtieth (30th) calendar day after the occurrence of such Repurchase Event. Payment of the repurchase price may be made in shares of the Issuer's Common Stock under certain circumstances as provided in Section 11.07(b) of the Indenture.

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on May 15, 2008, (except that with respect to any Note or portion of a Note which shall be called for redemption, prior to the close of business on the Business Day next preceding the date fixed for redemption) (unless the Issuer shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Issuer's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $10.925 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture (the form entitled "Conversion Notice" on the reverse hereof), to the Issuer at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest through the close of business on the Business Day next preceding the following interest payment date, and either (x) have not been called for redemption on a redemption date that occurs during such period or (y) are not to be redeemed in connection with a Repurchase Event on a Repurchase Date that occurs during such period, such Notes (or portion thereof being converted) must be accompanied by an amount, in funds acceptable to the Issuer, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase upon a Repurchase Event may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Notes called for redemption, unless surrendered for conversion by the Holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from such Holders for an amount equal to the applicable redemption price, together with accrued but unpaid interest to (but excluding) the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Issuer (i) to purchase such Notes from the holders thereof and convert them into shares of the Issuer's Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Issuer nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

                               CONVERSION NOTICE

TO:   E*TRADE Group, Inc.

      The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of E*TRADE Group, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
      ---------------------------------

      ---------------------------------

      ---------------------------------
      Signature(s)

      Signature(s) must be guaranteed by qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad- 15 under the Securities Exchange Act of 1934.

      ------------------------------
      Signature Guarantee

      Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:


      --------------------------------      Principal amount to be converted
                   (Name)                   (if less than all): $_______________

      --------------------------------
              (Street Address)

      --------------------------------      Social Security or Other Taxpayer
         (City, State and Zip Code)         Identification Number_______________

                           OPTION TO ELECT REPAYMENT
                            UPON A REPURCHASE EVENT

TO:   E*TRADE Group, Inc.

      The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from E*TRADE Group, Inc. (the "Issuer") as to the occurrence of a Repurchase Event with respect to the Issuer and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered holder hereof.

Dated:
      ---------------------------------

Signature(s)
      ---------------------------------

      ---------------------------------

      NOTICE: The above signatures of the registered holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.


      Principal amount to be converted
      (if less than all): $
                          ------------------

      Social Security or Other Taxpayer
      Identification Number
                           -----------------

                                ASSIGNMENT FORM

     If you, Holder, want to assign this Note, fill in the form below and have your signature guaranteed.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________

(Please insert assignee's social security or tax ID number) ___________________

_______________________________________________________________________________

_______________________________________________________________________________
          (Please print or type assignee's name, address and zip code)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoint such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

      In connection with any transfer of the within Note occurring within two years (or such shorter holding period required under Rule 144(k) of the Securities Act) of the original issuance of such Note (unless such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:
      [ ]   To E*TRADE, Group, Inc. or a subsidiary thereof;

      [ ]   Pursuant to and in compliance with Rule 144A under the Securities
            Act;

      [ ]   Pursuant to and in compliance with Rule 144 under the Securities
            Act; or

      [ ] Pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act (an "Affiliate"):

      [ ]   The transferee is an Affiliate of the Issuer.

Dated:                                  Your signature:
      --------------------------------                 -------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


                                        Signature guarantee:

                                        ------------------------------




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Signature(s) must be guaranteed by qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad- 15 under the Securities Exchange Act of 1934.